Exhibit 99.1

ProPetro Announces Preliminary Unaudited Fourth Quarter 2019 Financial

and Operational Results and Provides Other Updates

MIDLAND, TX, February 24, 2020 (Businesswire) – ProPetro Holding Corp. (“ProPetro” or “the Company”) (NYSE: PUMP) today announced select preliminary unaudited financial and operational highlights for the fourth quarter of 2019 as well as other updates.

Preliminary Fourth Quarter 2019 Results and Highlights

•	Total revenue of $431 million to $437 million.
•	Costs of services of $302 million to $308 million, exclusive of depreciation and amortization (approximately $39 million).
•	General and administrative costs of $18 million to $20 million, exclusive of stock-based compensation (approximately $2.5 million) and other non-recurring items (approximately $10 million).
•	As of December 31, 2019, the Company had total cash of approximately $149 million and total debt of approximately $130 million.
•	Effective utilization during the period was 19.2 fleets.
•	ProPetro commenced operations with its first electrically powered DuraStim®(1) frac fleet on January 5, 2020.

These preliminary results are subject to the completion of the customary quarterly and year-end closing and audit process. See Cautionary Statement Regarding Preliminary Financial Information below.

(1)	DuraStim® is a registered trademark of AFGlobal

Dale Redman, Chief Executive Officer, commented, “Our team executed at a high level for another quarter. We remain very proud of our team for serving a best in class customer base with truly differentiated service quality. Although our industry is currently challenged on multiple fronts, we continue to believe that the operational efficiencies underlying our differentiated service offering will enable us to succeed in the future.”

Operations and DuraStim Update

Effective utilization of the Company’s fracturing assets during the fourth quarter of 2019 was 19.2 fleets. ProPetro currently expects effective utilization in the first quarter of 2020 to be 19-20 fleets.

The Company’s first electrically powered DuraStim® frac fleet was deployed on January 5, 2020 to a previously announced dedicated customer. Since deployment, ProPetro has been working diligently with its first customer, supply chain partners and equipment providers to evaluate the in-field performance of the new technology.

NYSE Extension

On February 14, 2020, the Company received a five-month additional trading period for continued listing on the New York Stock Exchange (“NYSE”). The additional trading period, which is subject to review by the NYSE on an ongoing basis, provides the Company until July 15, 2020 to become current in its filing obligations with the Securities and Exchange Commission (“SEC”). During the additional trading period, trading in the Company’s common stock will remain unaffected.

Audit Committee Internal Review and Related Matters

ProPetro has filed a Current Report on Form 8-K (the “Form 8-K”) today that provides updates regarding the audit committee’s internal review and related matters.  The audit committee has completed fact finding associated with its previously announced review.

ProPetro has also filed a Form 12b-25, Notification of Late Filing, with the SEC today regarding its inability to timely file its annual report on Form 10-K for the year ended December 31, 2019.

Management continues to provide information to its independent registered public accounting firm in order to allow it to evaluate the sufficiency of the scope of the internal review and associated findings, as well as the Company’s proposed remediation plan. Management is working to complete its preparation of quarterly and annual financial statements to allow its independent registered public accounting firm to perform quarterly reviews and an audit of the financial statements as of and for the year ended December 31, 2019. The Company cannot currently predict when this process will be completed. The Company continues to work diligently to become current in its filing obligations with the SEC as soon as reasonably practicable, and it currently expects to do so prior to the expiration of the additional trading period granted by the NYSE on July 15, 2020.

As previously disclosed, the Committee and management have not identified to date any items that would require revision or restatement of the Company’s previously reported balance sheets, statements of operations, statements of shareholders’ equity or statements of cash flows. Investors should read the Form 8-K and Form 12b-25 for additional information regarding these and other matters disclosed therein.

Full Year and Fourth Quarter Earnings Release Date and Conference Call

ProPetro plans to issue its full year and fourth quarter 2019 earnings release on Tuesday, March 24, 2020 after the close of trading. ProPetro will host a conference call on Wednesday, March 25, 2020 at 8:00 AM Central Time to discuss its full year and fourth quarter 2019 results.

To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. The call will also be webcast on ProPetro’s web site, www.propetroservices.com.

A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 10131732.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth above on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting for the three months ended December 31, 2019. This financial information is preliminary and unaudited and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related audit for the year ended December 31, 2019. The Company is in the process of completing its customary quarterly close and review procedures and related audit as of and for the year ended December 31, 2019, and there can be no assurance that its final results for this period will not differ from this preliminary financial information. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the year ended December 31, 2019, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. This preliminary financial information should not be viewed as a substitute for full audited financial statements prepared in accordance with GAAP. In addition, this preliminary financial information for the three months ended December 31, 2019 is not necessarily indicative of the results to be achieved for any future period. This preliminary financial information has been prepared by and is the responsibility of management. In addition, the preliminary financial information presented above has not been audited, reviewed, or compiled by the Company’s independent registered public accounting firm. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to the audit committee’s internal review, the shareholder litigation and the SEC investigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the Securities and Exchange Commission from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Contact: ProPetro Holding Corp

Sam Sledge, 432-688-0012

Investor Relations

sam.sledge@propetroservices.com

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